UACSC 97-D
                    UNION ACCEPTANCE CORPORATION
                             (Servicer)
                        MONTH ENDING 6/30/98



PRINCIPAL BALANCE RECONCILIATION                                       D O L L A R S
                                                CLASS A-1        CLASS A-2       CLASS A-3            CLASS A-4
                                              -------------    -------------   -------------      -------------
Original Principal Balance                    33,250,000.00    71,250,000.00   31,925,000.00      44,725,000.00
Beginning Period Principal Balance                     0.00    64,741,630.36   31,925,000.00      44,725,000.00
Principal Collections - Scheduled Payments             0.00     2,673,250.86            0.00               0.00
Principal Collections - Payoffs                        0.00     2,766,031.07            0.00               0.00
Principal Withdrawal from Payahead                     0.00         3,830.88            0.00               0.00
Gross Principal Charge Offs                            0.00       322,430.16            0.00               0.00
Repurchases                                            0.00         5,137.99            0.00               0.00
                                              -------------    -------------   -------------      -------------
Ending Balance                                         0.00    58,970,949.40   31,925,000.00      44,725,000.00
                                              =============    =============   =============      =============


Certificate Factor                                0.0000000        0.8276624       1.0000000          1.0000000
Pass Through Rate                                    6.4507%          6.2000%         6.2600%             6.280%

PRINCIPAL BALANCE RECONCILIATION                                                                NUMBERS
                                                    CLASS A-5       TOTAL CLASS A's
                                                   -------------     --------------              ------
Original Principal Balance                         22,997,164.67     204,147,164.67              17,123
Beginning Period Principal Balance                 22,997,164.67     164,388,795.03              14,567
Principal Collections - Scheduled Payments                  0.00       2,673,250.86
Principal Collections - Payoffs                             0.00       2,766,031.07                 443
Principal Withdrawal from Payahead                          0.00           3,830.88
Gross Principal Charge Offs                                 0.00         322,430.16                  32
Repurchases                                                 0.00           5,137.99                   1
                                                   -------------     --------------              ------
Ending Balance                                     22,997,164.67     158,618,114.07              14,091
                                                   =============     ==============              ======


Certificate Factor                                     1.0000000          0.7769793
Pass Through Rate                                         6.2914%             6.410%

CASH FLOW RECONCILIATION

Principal Wired                                                 5,450,950.30
Interest Wired                                                  1,693,742.57
Withdrawal from Payahead Account                                    5,744.41
Repurchases (Principal and Interest)                                5,553.29
Charge Off Recoveries                                             118,025.52
Interest Advances                                                  26,712.14
Certificate Account Interest Earned                                22,667.38
Spread Account Withdrawal                                               0.00
Class A Surety Bond Draw
     for Class I Interest                                               0.00
Class A Surety Bond Draw
     for Class A Principal or Interest                                  0.00
                                                              --------------

Total Cash Flow                                                 7,323,395.61
                                                              ==============


TRUSTEE DISTRIBUTION  (7/08/98)

Total Cash Flow                                                 7,323,395.61
Unrecovered Advances on Defaulted Receivables                       7,944.87
Servicing Fee (Due and Unpaid)                                          0.00
Interest to Class A-1 Certificateholders                                0.00
Interest to Class A-2 Certificateholders                          334,498.42
Interest to Class A-3 Certificateholders                          166,542.08
Interest to Class A-4 Certificateholders                          234,060.83
Interest to Class A-5 Certificateholders                          122,843.19
Interest to Class I Certificateholders                            160,692.39
Principal to Class A-1 Certificateholders                               0.00
Principal to Class A-2 Certificateholders                       5,770,680.96
Principal to Class A-3 Certificateholders                               0.00
Principal to Class A-4 Certificateholders                               0.00
Principal to Class A-5 Certificateholders                               0.00
Surety Bond Premium                                                19,827.26
Interest Advance Recoveries from Payments                          19,423.33
Unreimbursed draws on Class A's Surety Bond
     for Class I Interest                                               0.00
Unreimbursed draws on Class A's Surety Bond
     for Class A Principal or                                           0.00
Interest
Deposit to Payahead                                                13,927.57
Certificate Account Interest to Servicer                           22,667.38
Payahead Account Interest to Servicer                                 483.05
Excess                                                            449,804.28
                                                              --------------

Net Cash                                                                0.00
                                                              ==============


Servicing Fee Retained from Interest Collections                  136,990.66

SPREAD ACCOUNT  RECONCILIATION


Original Balance                                                2,041,471.65
Beginning Balance                                               2,551,839.56
Trustee Distribution of Excess                                    449,804.28
Interest Earned                                                    10,967.74
Spread Account Draws                                                    0.00
Reimbursement for Prior Spread Account Draws                            0.00
Distribution of Funds to Servicer                               (460,772.01)
                                                              --------------
Ending Balance                                                  2,551,839.56
                                                              ==============

Required Balance                                                2,551,839.56



FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION


Original Balance                                               14,290,301.53
Beginning Balance                                               8,955,376.10
Reduction Due to Spread Account                                         0.00
Reduction Due to Principal Reduction                            (403,947.67)
                                                              --------------
Ending Balance                                                  8,551,428.43
                                                              ==============

First Loss Protection Required Amount                           8,551,428.43
First Loss Protection Fee %                                            2.00%
First Loss Protection Fee                                          14,252.38



SURETY BOND  RECONCILIATION


Original Balance                                              204,147,164.67
Beginning Balance                                             163,030,648.89
Draws                                                                   0.00
Reimbursement of Prior Draws                                            0.00
                                                              --------------
Ending Balance                                                163,030,648.89
                                                              ==============

Adjusted Ending Balance
     Based Upon Required Balance                              157,221,902.08
                                                              ==============
Required Balance                                              157,221,902.08


PAYAHEAD RECONCILIATION


Beginning Balance                                                 115,075.51
Deposit                                                            13,927.57
Payahead Interest                                                     483.05
Withdrawal                                                          5,744.41
                                                              --------------
Ending Balance                                                    123,741.72
                                                              ==============





CURRENT DELINQUENCY
                                            GROSS
   # PAYMENTS DELINQUENT     NUMBER        BALANCE       PRINCIPAL    INTEREST
   ---------------------     ------        -------       ---------    --------
1 Payment                       116    1,277,143.39     20,878.56    14,369.10
2 Payments                       63      710,332.14     17,936.32    15,952.70
3 Payments                       27      363,856.87     11,604.41    12,189.82
                                ---    ------------     ---------    ---------
Total                           206    2,351,332.40     50,419.29    42,511.62
                                ===    ============     =========    =========

Percent Delinquent            1.462%          1.482%




DELINQUENCY RATE (60+)
                                                           RECEIVABLE
                                     END OF PERIOD         DELINQUENCY
   PERIOD            BALANCE         POOL BALANCE             RATE
   ------            -------         ------------             ----
Current            1,074,189.01      158,618,114.07           0.68%
1st Previous       1,165,945.96      164,388,795.03           0.71%
2nd Previous         909,650.11      169,698,787.07           0.54%


NET LOSS RATE

                                                                        DEFAULTED
                                                     LIQUIDATION         AVERAGE            NET LOSS
   PERIOD                             BALANCE         PROCEEDS         POOL BALANCE      (ANNUALIZED)
   ------                             -------         --------         ------------      ------------
Current                              322,430.16       118,025.52     161,503,454.55          1.52%
1st Previous                         301,821.50        90,265.65     167,043,791.05          1.52%
2nd Previous                         306,287.05       140,361.18     172,685,305.02          1.15%

Gross Cumulative Charge Offs       1,399,737.64                       Net Cumulative Loss
                                                                      Percentage
Gross Liquidation Proceeds           419,445.24                                              0.48%
Number of Repossessions                      32
Number of Inventoried Autos EOM              33

EXCESS YIELD TRIGGER
                                                        EXCESS YIELD
                        EXCESS       END OF PERIOD       PERCENTAGE
   PERIOD               YIELD        POOL BALANCE       (ANNUALIZED)
   ------               -----        ------------       ------------
Current             491,583.10     158,618,114.07           3.72%
1st Previous        358,768.09     164,388,795.03           2.62%
2nd Previous        503,644.98     169,698,787.07           3.56%
3rd Previous        520,716.75     175,671,822.97           3.56%
4th Previous        499,379.10     181,981,788.48           3.29%
5th Previous        838,893.99     187,390,973.34           5.37%



                                               CURRENT
                                                LEVEL      TRIGGER     STATUS
                                                -----      -------     ------
Six Month Average Excess Yield                  3.69%        1.50%       OK

Trigger Hit in Current or any Previous Month                             NO





DATE: 7/6/98                                            /s/ Nancy Meltabarger
                                                        ------------------------
                                                           NANCY MELTABARGER
                                                        ASSISTANT VICE PRESIDENT